                                  AMENDMENT TO

                             PARTICIPATION AGREEMENT


      THIS AGREEMENT, made and entered into as of JUNE 5, 1998 ("Agreement"), by and among Merrill Lynch Life Insurance Company, an Arkansas life insurance company ("Insurer"); Alliance Capital Management L.P., a Delaware limited partnership ("Adviser"), the investment adviser of the Fund referred to below; and Alliance Fund Distributors, Inc., a Delaware corporation ("Distributor"), the Fund's principal underwriter (collectively, the "Parties"),

                                WITNESSETH THAT:

      WHEREAS Insurer, the Distributor, and the Adviser have entered into a Participation Agreement, (the "Participation Agreement") dated as of December 12, 1996, whereby shares of investment portfolios of Alliance Variable Products Series Fund, Inc. (the "Fund") are made available to serve as the underlying investment medium for variable annuity contracts of Insurer (the "Contracts"); and

      WHEREAS, as of May 1, 1997 Schedule A of the Participation Agreement was amended to provide for the contribution to the Fund of amounts attributable to variable life insurance policies (the "Policies") of Insurer; and

      WHEREAS, the parties now desire to amend Schedule A of the Participation Agreement to make shares of an additional investment portfolio of the Fund available to serve as the underlying investment medium for the Contracts.

      NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereby amend Schedule A of the Participation Agreement as reflected in the attached schedule to this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                              MERRILL LYNCH LIFE INSURANCECOMPANY

                              By        /s/ Edward W. Diffin, Jr.
                                        -------------------------

                              Name:      Edward W. Diffin, Jr.
                              Title:     Vice President and Senior Counsel


                              ALLIANCE CAPITAL MANAGEMENT L.P.

                              By: Alliance Capital ManagementCorporation, its General Partner

                              By        /s/ John D. Carifa
                                        ------------------

                              Name:      John D. Carifa
                              Title:     President and Chief Operating Officer


                              ALLIANCE FUND DISTRIBUTORS, INC.

                              By        /s/ Richard A. Winge
                                        --------------------

                              Name:      Richard A. Winge
                              Title:     Senior Vice President

                                                               As of May 1, 1998


                                   SCHEDULE A


                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
                     --------------------------------------

-------------------------------------------------------------------------------------------------------------------------

               NAME OF SEPARATE
               ACCOUNT AND DATE                       CONTRACTS/POLICIES FUNDED                   PORTFOLIOS
       ESTABLISHED BY BOARD OF DIRECTORS                 BY SEPARATE ACCOUNT                APPLICABLE TO POLICIES
-------------------------------------------------------------------------------------------------------------------------
          MERRILL LYNCH LIFE VARIABLE                    MERRILL LYNCH FUNDS               PREMIER GROWTH PORTFOLIO
               ANNUITY SEPARATE                            RETIREMENT PLUS
                   ACCOUNT A                                                                   QUASAR PORTFOLIO
                   (8/6/91)
-------------------------------------------------------------------------------------------------------------------------

            MERRILL LYNCH VARIABLE                       MERRILL LYNCH FUNDS               PREMIER GROWTH PORTFOLIO
             LIFE SEPARATE ACCOUNT                          INVESTOR LIFE
                  (11/19/90)
                                                         MERRILL LYNCH FUNDS
                                                         INVESTOR LIFE PLUS

                                                         MERRILL LYNCH FUNDS
                                                          ESTATE INVESTOR I

                                                         MERRILL LYNCH FUNDS
                                                         ESTATE INVESTOR II

-------------------------------------------------------------------------------------------------------------------------
              MERRILL LYNCH LIFE
                 VARIABLE LIFE                           PRIME PLAN V, VI, 7               PREMIER GROWTH PORTFOLIO
              SEPARATE ACCOUNT II
                  (11/19/90)                             PRIME PLAN INVESTOR

-------------------------------------------------------------------------------------------------------------------------